                                                                   EXHIBIT 10.04

                                 NOTICE OF LEASE

                                One Clark's Hill
                            Framingham, Massachusetts

         In accordance with the provisions of Massachusetts General Laws Chapter 183, Section 4, as amended, notice is hereby given of the following described lease (the "Lease").

Lessor: Clarks Hill, LLC, a Massachusetts limited liability company

Lessee:                   Lifeline Systems, Inc., a Massachusetts corporation

Lease Execution:          June 21, 2002

Description of Premises:  28,719 rentable square feet of space on the 2nd floor of the office building (the "Building") located at One Clark's Hill, Framingham, Massachusetts, and 281 rentable square feet of space on the first floor of the Building, as shown on Exhibit A attached hereto, located on those parcels of land now shown on the Town of Framingham Assessor's Plan, Sheet 85, Block 168, as Parcels 27 and 27B (collectively the "Land"), which Land is described on Exhibit B attached hereto.

Term and                  The term of the Lease is for a period of ten years
Commencement:             commencing on the Commencement Date (as such term is
                          defined in the Lease).

Extension Options:        Tenant has the right to extend the term of the
                          Lease for two five-year periods, as more particularly set forth in the Lease.

Rights of First Offer to  Upon and subject to the terms and conditions of
Lease Additional Space:   Article X of the Lease, Lessee has certain rights of
                          first offer with respect to the lease of any available space in the Building, which rights are more particularly described in the Lease.

         The Notice of Lease is not intended to, and shall not, vary or modify any of the terms, conditions or provisions of the Lease.

         EXECUTED under seal as of this 27 day of June, 2002.

                                                LESSOR:

                                                Clarks Hill, LLC

                                                By: /s/ Anthony J. DeLuca
                                                   ----------------------------
                                                   Name: Anthony J. DeLuca
                                                   Title: Manager


                                                LESSEE:

                                                Lifeline Systems, Inc.

                                                By: /s/ Dennis M. Hurley
                                                   ----------------------------
                                                   Name: Dennis M. Hurley
                                                   Title: Senior Vice President
                                                           of Finance and
                                                           Treasurer

                              STATE OF RHODE ISLAND

Providence, ss                                                     June 27, 2002

         Then personally appeared the above-named Anthony J. DeLuca, as Manager of Clarks Hill, LLC and acknowledged the foregoing instrument to be his free act and deed as Manager of Clarks Hill, LLC, before me.


                                                   /s/ Francis C. O'Donnell
                                                   -------------------------
                                                   NOTARY PUBLIC
                                                   My Commission Expires 7-18-05

                          COMMONWEALTH OF MASSACHUSETTS

___________, ss                                                 June 20, 2002


     Then personally appeared the above-named Dennis M. Hurley, as Senior Vice President of Finance and Treasurer of Lifeline Systems, Inc. and acknowledged the foregoing instrument to be his free act and deed as Senior Vice President of Finance and Treasurer of Lifeline Systems, Inc., before me.


                                            /s/ Jean A. Howard
                                            ---------------------------------
                                            NOTARY PUBLIC
                                            My Commission Expires, May 5, 2006

                                    EXHIBIT B

The parcel of land designated as Lot 36 on the plan of land registered as plan number 19984G, and the parcel of land designated as Lot 2 on the plan of land registered as plan number 19984C.

                                      LEASE

                                    ARTICLE I

                                 Reference Data

     1.1. Subjects Referred To. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

DATE:             June 21, 2002

PREMISES:         28,719 rentable square feet of space on the 2nd floor of the office building (the "Building") located at One Clark's Hill,
                  Framingham, Massachusetts, and 281 rentable square feet of space on the first floor of the Building, as shown on Exhibit
                  A attached hereto.

LAND: Those parcels of land now shown on the Town of Framingham Assessor's Plan, Sheet 85, Block 168, as Parcels 27 and 27B (collectively the "Land"), designated as Lot 36 on the plan of land registered as plan number 19984G, and Lot 2 on the plan of land registered as plan number 19984C.

LANDLORD:         Clarks Hill, LLC, a Massachusetts limited liability company

ORIGINAL ADDRESS  One Providence Washington Plaza
OF LANDLORD:      9/th/ Floor
                  Providence, Rhode Island 02903

ORIGINAL TENANT:  Lifeline Systems, Inc., a Massachusetts corporation

ORIGINAL ADDRESS  11 Lawrence Street
OF TENANT:        Framingham, Massachusetts 01702-8156
                  Attention: President

TENANT: Lifeline Systems, Inc., or any assignee which either obtains Landlord's consent to an assignment, or for which Landlord's consent to an assignment is not required.

TERM: Ten (10) years, commencing upon the Commencement Date, unless the Commencement Date occurs on a day other than the first day of a calendar month, in which event the Term shall end on the last day of the 120/th/ full calendar month following the Commencement Date, plus any Extension Term (as defined in Section 10.15).

COMMENCEMENT DATE:    To be determined as provided in Section 2.2.

ANNUAL FIXED RENT:    (a) Commencing on the Commencement Date and continuing for any partial calendar month at the beginning of the Term and for six (6) full calendar months thereafter at (i) the annual rate of $105,750 per year ($8,812.50 per month)
                      (representing 15,000 rentable square feet x $7.05 per rentable square foot, net, and free rent for the balance of the Premises); and

                      (b) For the next six (6) full calendar months of the Term, at the annual rate of $153,690 per year ($12,807.50per month) (representing 21,800 rentable square feet x $7.05 per rentable square foot, net, and free rent for the balance of the Premises); and

                      (c) For the next 12 months of the Term, at the annual rate of $204,450 per year ($17,037.50 per month) (representing 29,000 rentable square feet x $7.05 per rentable square foot, net); and

                      (d) For the next 24 months of the Term, at the annual rate of $233,450 per year ($19,454.17 per month) (representing 29,000 rentable square feet x $8.05 per rentable square foot, net); and

                      (e) For the next 36 months of the Term, at the annual rate of $262,450 per year ($21,870.83 per month) (representing 29,000 rentable square feet x $9.05 per rentable square foot, net); and

                      (f) For the remaining 36 months of the Term, at the annual rate of $291,450 per year ($24,287.50 per month) (representing 29,000 rentable square feet x $10.05 per rentable square foot, net).

PERMITTED USE:        General Office Use, including operation of 24-hour call
                      response and data centers, and uses customarily accessory to general office use, and no other use.

TENANT'S PERCENTAGE:  From the Commencement Date to the six-month anniversary of the Commencement Date, fifteen and three tenths percent (15.3%) (15,000 rentable square feet divided by 97,895 rentable square feet in the Building). From the six-month anniversary of the Commencement Date to the first anniversary of the Commencement Date, twenty-two and three-tenths percent (22.3%) (21,800 rentable square feet divided by 97,895 rentable square feet in the Building). From the first anniversary of the Commencement Date through the end of the Term, including any Extension Term, twenty-nine and six-tenths percent (29.6%) (29,000 rentable square feet in the Premises divided by 97,895 rentable square feet in the Building).

LANDLORD'S BROKER:    CB Richard Ellis/Whittier Partners

TENANT'S BROKER:      Trammell Crow Company

NORMAL BUSINESS
HOURS: 8:00 A.M. to 6:00 P.M. on Business Days and 9:00 A.M. to 12:00 P.M. on Saturdays. Business Days are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day.

     1.2 Exhibits. The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease.

     Exhibit A:    Plan of the Premises

     Exhibit A-1:  Cafeteria Space

     Exhibit B:    Definition of Operating Expenses

     Exhibit C:    Rules and Regulations

     Exhibit D:    Building Cleaning Specifications

     Exhibit E:    Descriptions of Plans and Specifications for Landlord's Work

     Exhibit F:    Description of Tenant's Initial Fix Up Work, and plans
                   showing location of Generator and UPS System

     Exhibit G:    Plans showing Common Areas

     1.3   Table of Articles and Sections.

ARTICLE I - REFERENCE DATA
--------------------------
         1.1 Subjects Referred To ...........................................    1
         1.2 Exhibits .......................................................    3
         1.3 Table of Articles and Sections .................................    3
ARTICLE II - PREMISES AND TERM
------------------------------
         2.1 Premises .......................................................    7
         2.2 Term ...........................................................    7
ARTICLE III - IMPROVEMENTS
--------------------------
         3.1 Acceptance of Premises .........................................    8
         3.2 Compliance with Laws ...........................................    8
         3.3 Signage ........................................................    9
         3.4 Landlord Improvements ..........................................    9
         3.5 Early Entry ....................................................    9
         3.6 Access to Roof .................................................   10
         3.7 Generator ......................................................   10
         3.8 UPS System .....................................................   10
         3.9 Telco ..........................................................   11
         3.10 Expansion of Cafeteria ........................................   11
         3.11 Computer Room .................................................   11
ARTICLE IV - RENT
-----------------
         4.1 Annual Fixed Rent ..............................................   11
         4.2 Additional Rent ................................................   12
         4.2.1 Real Estate Taxes ............................................   12
         4.2.2 Betterment Assessments .......................................   13
         4.2.3 Tax Expense Fund Payments ....................................   13
         4.2.4 Operating Expenses ...........................................   13
         4.2.5 Operating Expense Fund Payments ..............................   13
         4.2.6 Annual Expense Statements ....................................   14
         4.2.7 Records ......................................................   14
         4.2.8 Insurance ....................................................   15
         4.2.9 Form of Policies .............................................   15
         4.2.10 Tenant's Contractor's Insurance .............................   16
         4.2.11 Increase in Premiums ........................................   16
         4.2.12 Tenant's Additional Insurance ...............................   16
         4.2.13 Landlord's Insurance ........................................   16
         4.2.14 Waiver of Subrogation .......................................   17
ARTICLE V - TENANT'S ADDITIONAL COVENANTS
-----------------------------------------
         5.1 Affirmative Covenants ..........................................   17
         5.1.1 Perform Obligations ..........................................   18
         5.1.2 Use ..........................................................   18
         5.1.3 Repair and Maintenance .......................................   18
         5.1.4 Payment of Tenant's Work .....................................   19
         5.1.5 Permits, Workmanship .........................................   19

         5.1.6 Indemnity ....................................................   19
         5.1.7 Landlord's Right to Enter ....................................   20
         5.1.8 Personal Property at Tenant's Risk ...........................   20
         5.1.9 Payment of Cost of Enforcement ...............................   20
         5.1.10 Yield Up ....................................................   21
         5.1.11 Tenant's Improvements .......................................   21
         5.1.12 Landlord's Expense Regarding Consents .......................   22
         5.1.13 Rules and Regulations .......................................   23
         5.1.14 Additional Services .........................................   23
         5.2 Other Covenants ................................................   23
         5.2.1 Assignment, Subletting, etc ..................................   23
         5.2.2 Nuisance, etc ................................................   25
         5.2.3 Hazardous Waste ..............................................   25
         5.2.4 Other Janitors ...............................................   26
         5.2.5 Signs/Advertising ............................................   26
ARTICLE VI - CONDEMNATION
-------------------------
         6.1 Total Taking ...................................................   27
         6.2 Partial Taking - Tenant's Rights ...............................   27
         6.3 Partial Taking - Landlord's Rights .............................   27
         6.4 Award ..........................................................   27
ARTICLE VII - FIRE OR OTHER CASUALTY
------------------------------------
         7.1 Repair Estimate ................................................   28
         7.2 Tenant's Rights ................................................   28
         7.3 Landlord's Rights ..............................................   28
         7.4 Repair Obligation ..............................................   28
ARTICLE VIII - DEFAULTS
-----------------------
         8.1 Events of Default ..............................................   29
         8.2 Remedies .......................................................   29
         8.3 Remedies Cumulative ............................................   30
         8.4 Right to Cure Defaults .........................................   31
         8.5 Effect of Waivers of Default ...................................   31
         8.6 No Waiver, etc .................................................   31
         8.7 No Accord and Satisfaction .....................................   31
ARTICLE IX - MORTGAGES AND ESTOPPELS
------------------------------------
         9.1 Subordination of Lease .........................................   32
         9.2 Estoppel Certificates ..........................................   32
         9.3 Notice to Mortgagee ............................................   32
         9.4 Collateral Assignment of Lease .................................   33
ARTICLE X - MISCELLANEOUS PROVISIONS
------------------------------------
         10.1 Notices from One Party to the Other ...........................   33
         10.2 Quiet Enjoyment ...............................................   33
         10.3 Lease Not To Be Recorded ......................................   34
         10.4 Limitation of Liability .......................................   34

         10.5 Acts of God ...................................................   34
         10.6 Brokerage .....................................................   35
         10.7 Applicable Law ................................................   35
         10.8 No Merger .....................................................   35
         10.9 No Offer ......................................................   35
         10.10 Entire Agreement .............................................   36
         10.11 Waiver of Jury Trial .........................................   36
         10.12 Building Services and Utilities ..............................   36
         10.13 Essential Services ...........................................   37
         10.14 Landlord and Tenant Representations ..........................   38
         10.15 Option to Extend Lease Term ..................................   38
         10.16 Construction .................................................   41
         10.17 Right of First Offer .........................................   41

         EXHIBIT A ..........................................................   43
         EXHIBIT A-1 ........................................................   44
         EXHIBIT B ..........................................................   45
         EXHIBIT C ..........................................................   47
         EXHIBIT D ..........................................................   50
         EXHIBIT E ..........................................................   52
         EXHIBIT F ..........................................................   53
         EXHIBIT G ..........................................................   54

                                   ARTICLE II

                               Premises and Term.

     2.1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant shall have as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common areas of the Building and (b) common walkways, parking lots and driveways necessary or appropriate for access to the Building, the areas described in (a) and (b) being shown on the plans attached hereto as Exhibit G.

     During the Term, Landlord shall provide parking to Tenant of not less than four (4) parking spaces per 1,000 rentable square feet on an unreserved basis at no additional charge to Tenant. Such spaces shall be located on the Land at One Clark's Hill. The parking spaces shall be available to Tenant (and Tenant's subtenants, employees and invitees) on a first-come, first-served basis. Landlord reserves the right to institute a tag or sticker system to monitor compliance by Tenant and others of use of the parking spaces.

     Within thirty (30) days after the Commencement Date, Tenant may, at its sole cost, measure the rentable square footage of the Premises in accordance with current BOMA standards. If Tenant disputes Landlord's measurement as set forth in Section 1.1 above it shall notify Landlord in writing. If Landlord and Tenant cannot thereafter agree on the measurement within ten (10) days after Tenant's notice, then either party shall have the right to submit the issue to arbitration in accordance with the rules of the American Arbitration Association. If it is determined that the actual rentable square footage measured by BOMA standards varies from the rentable square footage determined by Landlord, then the Annual Fixed Rent (and any other provisions of this Lease based upon a specific rentable square footage) shall be retroactively adjusted at the applicable square foot rental figure determined by arbitration. In the event of any adjustment pursuant to this Section, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed rentable square footage of the Premises and the Annual Fixed Rent.

     2.2. Term. TO HAVE AND TO HOLD for a term beginning on the Commencement Date, which shall be the earlier to occur of (a) four months from the date of this Lease, or (b) the date of occupancy of all or a portion of the Premises by Tenant for the conduct of its business, and continuing for the Term, unless sooner terminated as hereinafter provided. Preparation of the Premises for occupancy, installation of furniture, fixtures and equipment, and testing of call monitoring, computer and other equipment shall not be deemed the conduct of business for the purposes of the foregoing sentence. When the dates of the beginning and end of the Term have been determined, such dates shall be evidenced by a document in form for recording executed by Landlord and Tenant and delivered each to the other.

                                   ARTICLE III

                                  Improvements

     3.1.  Acceptance of Premises. Tenant hereby accepts the Premises "As-Is."

     3.2. Compliance with Laws. Landlord represents and warrants to Tenant that, as of the date of this Lease, general office use is permitted in the Building. Landlord further represents that the Premises, Building and Land are in present compliance with all applicable laws, ordinances, rules and regulations including the Americans with Disabilities Act ("ADA") and all applicable and governmental approvals. Landlord further represents that there are no special permits, variances or other governmental permits or approvals which will adversely affect Tenant's ability to improve and use the Premises as herein contemplated. Except as provided in Section 5.1.3, Landlord shall, throughout the Term, at its sole cost and expense (but subject to inclusion as an Operating Expense to the extent permitted by the terms of Section 4.2 and Exhibit B, so long as the same is not required to cure any inaccuracy of Landlord's representations in the immediately two preceding sentences), make whatever repairs, alterations, additions, replacements and installations of equipment and other improvements as are necessary to the Building and the Land in order for the Building and the Land to comply with, and Landlord shall procure and maintain any and all permits and licenses required for the use and occupancy in compliance with, all applicable laws, ordinances, orders, rules and regulations; provided, however, that any such repairs, alterations, additions, replacements and installations of equipment and other improvements and such permits and licenses required by the specific nature of Tenant's particular use of the Building or the Premises (other than general office use), or by any Alterations, shall be at the sole cost and expense of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decision, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the ADA which (i) arise out of the specific nature of Tenant's business in the Premises (other than general office use), (ii) arise out of the acts or omissions of Tenant, its agents, employees and contractors, (iii) arise out of Tenant's arrangement of any furniture, equipment or other property in the Premises, or any repairs, alterations, additions or improvements performed by or on behalf of Tenant, and (iv) arise out of any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA.

     3.3 Signage. Landlord shall add Tenant to the Building directory in the first floor lobby of the Building and on the existing sign at the driveway entrance to the Building, and shall provide second floor lobby signage. Tenant shall have the right to install its logo signage at the entry to the Premises at its sole cost and expense. Landlord will provide appropriate signage directing visitors to Tenant to the visitor parking area servicing the Premises. Tenant shall have the right to install a sign at the Bishop Street entrance to the Land, at Tenant's expense, the content, size and location of which shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and to all applicable laws, rules, regulations and ordinances.

     3.4 Landlord Improvements. Landlord covenants and agrees to prepare and construct, at its expense, the second floor lobby to the Building (including thereby the demising walls to the Premises) ("Landlord's Work"), pursuant to plans as shown in Exhibit E attached hereto. Landlord shall relocate any HVAC controls, equipment or ductwork or electrical switches and wiring, as necessary, resulting from the construction of such demising walls. Such construction shall be coordinated with Tenant's build-out of the Premises in order that Tenant's build-out and use and occupancy of the Premises shall not be delayed. If Landlord's Work is not completed by the Commencement Date, Tenant shall receive two days of free Annual Fixed Rent and Additional Rent for each day after the Commencement Date that the Landlord's Work is not complete, and if Landlord's Work is not completed within 45 days after the Commencement Date, at any time thereafter until such work is complete, Tenant may by notice to Landlord terminate this Lease.

     3.5 Early Entry. At Tenant's option, upon execution of this Lease by both Landlord and Tenant, Tenant may, without payment of Annual Fixed Rent, Additional Rent or other charge, upon prior notice to Landlord, enter the Premises (and the common areas of the Building) at Tenant's risk and expense to install in the Premises any furniture, fixtures, equipment, signs and other property which Tenant deems necessary for its business purposes subject to the provisions of Section 5.2.5, and to test call monitoring, computer and other equipment, and to install and construct Alterations, provided (i) none of the foregoing shall unreasonably interfere with other tenants of the Building, and
(ii) Tenant maintains the insurance described in Section 4.2.8 and otherwise complies with the terms of said Section. Prior to the Commencement Date, Landlord shall pay for all electricity used within the Premises for lights and outlets, provided that, upon entry by Tenant as provided in this Section 3.5,

Tenant will reimburse Landlord for the fair proportion of such electricity consumed by Tenant.

     3.6 Access to Roof. Landlord hereby acknowledges that Tenant shall be entitled, at Tenant's expense, to use a portion of the roof of the Building for the purpose of installing telecommunications and similar equipment for the business operations of the Tenant, such portion to consist, generally, of that percentage of the square feet of the roof equal to the Tenant's Percentage, and in a mutually agreeable location, and to connect such equipment to the Premises in a reasonable manner. Such equipment and the installation thereof shall be subject to all applicable laws, rules, regulations and ordinances, and the installation thereof shall be deemed an "Alteration" (as defined in this Lease) and, as such, shall be subject to the terms of this Lease including, but not limited to, Section 5.1.11 of this Lease. Tenant shall provide evidence satisfactory to Landlord that the public liability insurance required to be maintained by Tenant pursuant to Section 4.2.8 hereof shall apply to any bodily injury or property damage caused by such telecommunications and similar equipment. Notwithstanding anything to the contrary contained herein, Tenant may remove any of its rooftop equipment upon expiration or termination of this Lease, provided that Tenant shall repair the damage caused by such removal.

     3.7. Generator. Landlord hereby acknowledges that Tenant shall be entitled, at Tenant's expense, to locate a generator on a pad adjacent to the Building, in the location shown on Exhibit F, for the purpose of furnishing emergency power to Tenant's data and call monitoring centers and other critical operations of Tenant at the Building, and to connect such generator to the Premises in a reasonable manner. Such pad and generator and the installation thereof shall be subject to all applicable laws, rules, regulations and ordinances, and the installation thereof shall be deemed an "Alteration" (as defined in this Lease) and, as such, shall be subject to the terms of this Lease including, but not limited to, Section 5.1.11 of this Lease. Tenant shall provide evidence satisfactory to Landlord that the public liability insurance required to be maintained by Tenant pursuant to Section 4.2.8 hereof shall apply to any bodily injury or property damage caused by such pad or generator. Notwithstanding anything to the contrary contained herein, Tenant may remove the generator upon expiration or termination of this Lease, provided that Tenant shall repair the damage caused by such removal.

     3.8. UPS/Liebert. Landlord hereby acknowledges that Tenant shall be entitled, at Tenant's expense, to install a UPS system, a Liebert unit and other equipment in that portion of the Premises located on the first floor of the Building, , and to connect such equipment to that portion of the Premises located on the second floor of the Building in a reasonable manner. Notwithstanding anything to the contrary contained herein, Tenant may remove the UPS system and Liebert unit upon expiration or termination of this Lease, provided that Tenant shall repair the damage caused by such removal.

     3.9. Telco. Landlord hereby agrees that Tenant shall be entitled to use the existing conduit to the street level manhole for purposes of installing a second Telco line to the Building. For purposes of installing such Telco line, Landlord hereby acknowledges that Tenant shall be entitled, at Tenant's expense, to dig trenching outside the Building, in the location of the existing conduit. Such trenching and the installation of such line shall be subject to all applicable laws, rules, regulations and ordinances, and the installation thereof shall be deemed an "Alteration" (as defined in this Lease) and, as such, shall be subject to the terms of this Lease including, but not limited to, Section
5.1.11 of this Lease.

     3.10 Cafeteria. Landlord agrees that the space shown on Exhibit A-1 attached hereto, consisting of approximately 1,757 of useable square feet of cafeteria seating space, shall be used for Building cafeteria purposes only. Landlord further agrees that it shall install any necessary venting or other equipment to ensure that food preparation odor from the cafeteria does not permeate the Premises.

     3.11. Computer Room. Landlord covenants and agrees with Tenant that Landlord shall not permit any third floor tenant of the Building to install any plumbing or other facilities or equipment, on said third floor in the horizontal plane extending above the Tenant's computer room identified on Exhibit A attached hereto, which might create an electromagnetic field above said computer room.

                                   ARTICLE IV

                                      Rent

     4.1. Annual Fixed Rent and Holdover. Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord, or such other place as Landlord may by notice in writing to Tenant from time to time direct, in the amount of the Annual Fixed Rent, commencing on the Commencement Date in equal installments of one-twelfth (1/12th) of the Annual Fixed Rent, in advance, on the first day of each calendar month during the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion. In the event Tenant should hold over after the expiration or sooner termination of this Lease, Tenant shall be a tenant at sufferance subject to all the terms and provisions of this Lease in effect immediately prior to such holding over, except that Tenant shall pay on account of Annual Fixed Rent for each day of such holding over, an amount equal to a daily rate which is calculated based upon one hundred fifty (150%) percent of the Annual Fixed Rent provided in Section 1.1 for the period immediately prior to holding over, and, if Tenant holds over for a period in excess of ninety (90) days after Tenant's right to possession of the Premises terminates, Tenant shall also be liable for all direct and indirect damages that Landlord may incur as a result of such holding over. The Annual

Fixed Rent specified in this Lease shall be net to Landlord during the Term. Accordingly, Tenant shall pay Tenant's Percentage of Operating Expenses and real estate taxes related to the Building and the Land during the Term of the Lease, together with all costs associated with all repair and maintenance of the Premises as set forth in Section 5.1.3 below to the parties entitled to payment, all cleaning and janitorial work in the Premises by Tenant, and, if the Premises are separately metered, all electrical service to the Premises.

     4.2. Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, Tenant's Percentage of real estate taxes, Operating Expenses, and betterment assessments with respect to the Land and Building, and insurance costs with respect to the Premises, as provided in this Section 4.2 as follows (Additional Rent and Annual Fixed Rent sometimes collectively referred to herein as "Rent"):

     4.2.1. Real Estate Taxes. Tenant shall pay, as Additional Rent hereunder,
(i) all taxes assessed against Landlord or Tenant arising from the installation and use of the Tenant's personal property, and (ii) Tenant's Percentage of the real estate taxes imposed, assessed or levied upon the Land and Building ((i) and (ii) collectively "Taxes").

     If this Lease shall terminate within a calendar year, Tenant, for that calendar year, shall pay to Landlord only such portion of such Additional Rent for the whole calendar year as shall be proportionate to the portion of the calendar year expired at such termination.

     Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income or profits tax or charge upon the rent payable by Tenant under this Lease; provided, however, that if, at any time during the Term, under the laws of the United States or any state or political subdivision thereof in which the Premises are situated, there shall be adopted some other method of taxation on real estate as a substitute in whole or in part for taxes on real estate as now constituted, such as a tax on the rent, additional rent, and other charges by whatever name called payable by tenants of the Building (which substitute tax on the rent, additional rent, or other charges or other substitute method of taxation are hereinafter collectively referred to as "Substitute Taxes"), Tenant, to the extent that such Substitute Taxes are a means of raising revenue from real estate, shall pay Tenant's Percentage of the Substitute Taxes as soon as the same shall become due and payable.

     There shall be treated as "real estate taxes" hereunder all expenses reasonably incurred by Landlord in good faith in obtaining or attempting to obtain a reduction in such taxes, or in assessments, including reasonable legal fees. In the event Landlord obtains a reduction in a prior year's real estate taxes, and provided Tenant has paid its allocated share thereof, if any, Tenant shall be entitled to a credit (or reimbursement if the Lease has expired or been terminated) for its appropriate share of such reduction (net of Tenant's share of any costs of obtaining the same, including legal fees, not previously paid by Tenant as part of the real estate taxes hereunder).

     4.2.2. Betterment Assessments. Tenant shall pay Tenant's Percentage of all public, special or betterment assessments hereafter levied or assessed by or becoming payable to any municipality or other governmental authority having jurisdiction of the Land, for or in respect of the Land or Building for each period partially or wholly included in the Term; provided that Landlord shall exercise any available election to pay such assessment in installments, such that Tenant's aforesaid obligation shall apply only to each installment period partially or wholly included within the Term. Landlord shall promptly furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Land or Building.

     4.2.3. Tax Expense Fund Payments. Landlord may make a good faith estimate of Tenant's Percentage of the Taxes and betterment assessments to be due from Tenant for any calendar year or part thereof during the Term (collectively "Tax Expenses"), and, unless Landlord delivers to Tenant a revision of the estimated Tax Expenses, Tenant shall pay to Landlord, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter, an amount equal to the estimated Tax Expenses for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Tax Expenses to be due from Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tax Expenses payable by Tenant shall be appropriately adjusted in accordance with the estimates, so that, by the end of the calendar year in question, Tenant shall have paid all of the Tax Expenses as estimated by Landlord.

     4.2.4. Operating Expenses. Tenant shall pay, as Additional Rent hereunder, Tenant's Percentage of the actual Operating Expenses (as defined in Exhibit B).

     4.2.5. Operating Expense Fund Payments. Landlord may make a good faith estimate of the Operating Expenses to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Operating Expenses, Tenant shall pay to Landlord, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter, an amount equal to the estimated Operating Expenses due by Tenant for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Operating Expenses to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Expenses payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Expenses due from Tenant as estimated by Landlord.

     4.2.6. Annual Expense Statements. Landlord shall annually render statements to Tenant (the "Annual Expense Statements") detailing the Operating Expenses for each calendar year and the Taxes for each fiscal year (accompanied by copies of the tax bills for such fiscal year), and if, as finally determined, the amount of Additional Rent payable by Tenant to Landlord for the Tax Expenses or Operating Expenses shall be greater (resulting in an underpayment) or be less (resulting in an overpayment) than the aggregate of all the installments of the Tax Expenses or Operating Expenses so paid on account to Landlord by Tenant for the period accounted for such statement(s), then Tenant shall, in case of such an underpayment, within thirty (30) days after receipt of such statement pay to Landlord an amount equal to such underpayment or Landlord shall, in case of such an overpayment, credit to Tenant's next succeeding payments on account of Annual Fixed Rent or Additional Rent an amount equal to such overpayment, or, if the Term has expired, reimburse Tenant within thirty (30) days following delivery of any such statement.

     4.2.7. Records. Tenant shall have ninety (90) days after receipt of an Annual Expense Statement to notify Landlord that Tenant requests the opportunity to cause such statement to be reviewed. After receipt of such notice, and so long as Tenant is not in default (beyond the expiration of any applicable grace period) hereunder, Landlord shall make such Annual Expense Statement, and the supporting books, records and other documentation therefor, available to Tenant or Tenant's representative for inspection at the location (currently Providence, Rhode Island) where Landlord maintains such records during normal business hours, upon not less than seven (7) days prior written notice from Tenant. Should Tenant fail to so review such books and records within ninety (90) days after Tenant's aforesaid notice of intention, then Tenant shall be deemed to have waived its rights to review the books and records for such year. In the event Tenant does not give Landlord notice within such ninety (90) day period after receipt of such statement that it is contesting Landlord's calculation (and describing in detail any items which Tenant contests), the Annual Expense Statement shall be deemed to be accepted by Tenant without dispute and Tenant's rights to inspect Landlord's records with respect to such statement shall be deemed to have been waived. In the event Tenant's review reveals an underpayment on the part of Tenant, subject to Landlord's review Tenant shall immediately remit to Landlord the amount of such underpayment. In the event Tenant's review reveals an overpayment on the part of Tenant, Landlord shall apply such overpayment to Tenant's next due installment of Annual Fixed Rent or Additional Rent, or if the Term has expired, the amount of such overpayment shall be refunded within sixty (60) days. All information obtained by Tenant or its representatives in the course of such review shall be held confidential by them and not disclosed to third parties except as necessary to enforce Tenant's rights hereunder. Only employees or consultants of Tenant, or Tenant's certified public accountant or accounting firm, may conduct such inspection.

     4.2.8. Insurance. At all times during the Term, Tenant shall, at Tenant's cost, obtain and keep in effect the following insurance insuring Tenant (and in the case of the insurance listed in Section 4.2.8.1 below, Landlord and all mortgagees and any other person or entity designated by Landlord (as their interests may appear), as additional insureds):

     4.2.8.1. Insurance upon all property situated in the Premises owned by Tenant or for which Tenant is legally liable and on trade fixtures installed in the Premises by or on behalf of Tenant. Such policies shall be for an amount of not less than one hundred percent (100%) of the full replacement cost with so-called "all risk" coverage;

     4.2.8.2. Commercial general liability insurance coverage with respect to Tenant's operations associated with the Premises. The coverage is to include activities and operations conducted by Tenant and any other person associated with Tenant in the Premises and Tenant and any other person performing work on behalf of Tenant and those for whom Tenant is by law responsible in any other part of the Building. Such insurance shall be written with inclusive limits of not less than Two Million Dollars ($2,000,000.00) Combined Single Limit for each occurrence for bodily injury and property damage, or personal injury, Five Million Dollars ($5,000,000.00) Annual Aggregate, with a per location endorsement, or such higher limits as Landlord may reasonably require from time to time. The limit of said insurance shall not, however, limit the liability of Tenant hereunder;

     4.2.8.3. Workers' compensation insurance for all Tenant's employees working in the Premises in an amount sufficient to comply with applicable laws or regulations, including employer's liability coverage with limits not less than $500,000.00 Per Accident for Bodily Injury By Accident, $500,000.00 Policy Limit for Bodily Injury By Disease and $500,000.00 Per Employee for Bodily Injury By Disease; and

     4.2.8.4. Any other form of insurance as Landlord or its mortgagee may reasonably require from time to time. Such insurance shall be in form and amounts, and for the risks, which are commensurate with requirements of landlords of similar office buildings for similar tenants in the Greater Boston area.

     4.2.9. Form of Policies. All policies of insurance maintained by Tenant shall be in a form reasonably acceptable to Landlord with an A.M. Best rating of at least (A-)(VIII); issued by an insurer reasonably acceptable to Landlord and licensed to do business in the Commonwealth of Massachusetts; and require at least fifteen (15) days written notice of cancellation, non-renewal or material alteration to Landlord and to Landlord's mortgagee(s), and those who are named as additional insureds. If requested by Landlord, Tenant shall, upon the Commencement Date, and thereafter no less than fifteen (15) days prior to the expiration date of each such policy, deliver to Landlord or Landlord's designated representative certified copies and written evidence satisfactory to Landlord that all premiums then payable have been paid and all policies are in effect. If Tenant fails to secure or maintain any insurance coverage required by Landlord, or should insurance secured not be approved by Landlord (which approval shall not be unreasonably withheld), Landlord may, without obligation, purchase such required insurance coverage at Tenant's expense. Tenant shall promptly reimburse Landlord for any monies so expended as Additional Rent.

     4.2.10. Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant permitted to perform construction work in, on, or about the Premises to obtain and maintain the following insurance coverage at no expense to Landlord:

     (i) Commercial general liability insurance, including the traditional broad form general liability coverages, in the amount of Two Million Dollars ($2,000,000.00) Combined Single Limit, adding Landlord (and the other parties referenced above) and Tenant as additional insured;

     (ii) Workers' compensation insurance for all of such contractor's employees working in the Premises in an amount sufficient to comply with applicable laws or regulations, and Employer's liability insurance in an amount not less than $500,000.00 Per Accident for Bodily Injury By Accident, $500,000.00 Policy Limit for Bodily Injury By Disease and $500,000.00 Per Employee for Bodily Injury By Disease;

     (iii) Motor Vehicle Liability in the minimum amount of $1,000,000.00 Combined Single Limit for Bodily Injury and Property Damage; and

     (iv) Any other insurance as Tenant, Landlord or its mortgagee(s) may reasonably require from time to time.

     4.2.11. Increase in Premiums. Tenant shall not do anything or fail to do anything which will cause the cost of Landlord's insurance to increase or which will prevent Landlord from procuring policies (including but not limited to public liability insurance) from companies and in a form satisfactory to Landlord. If any breach of this paragraph by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent, promptly upon being billed therefor.

     4.2.12. Tenant's Additional Insurance. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's liabilities, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

     4.2.13. Landlord's Insurance. Landlord agrees to maintain, throughout the term of the Lease, Comprehensive Commercial Liability Insurance written on an occurrence basis. Such insurance shall include coverage for product/completed operations, personal injury, broad form property damage, host liquor, extended bodily injury and broad form contractual liability and shall include, without limitation, occurrences within the Building and upon the Land. The minimum limit of liability carried on such insurance shall be $2,000,000 combined single limit for each occurrence, or such larger amounts as are customarily carried by responsible owners of office properties in the Greater Boston Area. Landlord shall keep the Building insured against all loss or damage caused by any peril covered under fire, extended coverage and "all-risk" insurance, with coverage against vandalism, malicious mischief and such other insurable hazards and contingencies as are from time to time either normally insured against by owners of comparable buildings in the Greater Boston area, in an amount equal to 100% of the full replacement cost thereof above foundation walls. Such insurance coverages shall be written by a company or companies authorized to do business in the Commonwealth of Massachusetts and an A.M. Best's rating of at least (A-)(VIII).

     4.2.14 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or cause of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, or the Land, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or its agents, invitees, employees or contractors or the negligence of Tenant or its agents, invitees, employees or contractors, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Each party hereby waives any right of recovery against the other party, its officers, directors, partners, employees and agents, for any direct damage or consequential loss covered by said policies, against which such party is protected by said policies, to the extent of the proceeds paid under such policies, whether or not such damage or loss shall have been caused by any acts or omissions of the other party, its officers, directors, partners, employees and agents.

                                    ARTICLE V

                          Tenant's Additional Covenants

     5.1. Affirmative Covenants. Tenant covenants at its expense at all times during the Term and such other times as Tenant occupies the Premises or any part thereof or enters the Premises in accordance with Section 3.5 (as applicable):

     5.1.1. Perform Obligations. To perform promptly all of the obligations of Tenant as set forth in this Lease; and to pay when due the Annual Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant. In the event that any such amount shall remain unpaid for ten (10) business days after notice that it is overdue, then in addition to any other interest on overdue amounts or other remedy available to Landlord, Tenant shall pay a late charge of five (5%) percent of the amount so unpaid. Tenant may pay any Annual Fixed Rent or Additional Rent under protest without waiving any rights it may have hereunder or in law or in equity.

     5.1.2. Use. To use the Premises only for the Permitted Use, and to procure all licenses and permits necessary therefor from time to time.

     Notwithstanding anything to the contrary contained in this lease, if the Premises are not suitable for Tenant's business operations by reason of any interruption in services required to be provided by Landlord and (a) such interruption arises in whole or in substantial part from the negligent acts or omissions of Landlord, its employees, contractors, agents, or representatives and continues for three (3) consecutive days following notice from Tenant to Landlord specifying the interruption, or (b) such interruption occurs for any other reason, including for reasons beyond Landlord's reasonable control, and continues for fifteen (15) consecutive days following notice from Tenant to Landlord specifying the interruption, then Tenant's rent shall be equitably abated beginning on the fourth (4th) day or sixteenth (16th) day following such notice, as applicable, to the extent of interfere with Tenant's use of the Premises, until the service is restored, provided, however, Tenant shall not be entitled to the aforesaid rent abatement if the interruption arises in whole or in substantial part from the negligent acts or omissions of Tenant or Tenant's employees, contractors, agents, representatives, invitees or guests. The provisions of this paragraph shall not apply to occurrences governed by Article VII.

     5.1.3.  Repair and Maintenance. Except as otherwise provided in this
Section 5.1.3, to keep the interior of the Premises in the same order, condition and repair as they are in on the Commencement Date or may be put in during the Term, damage by casualty or other Act of God excepted, and to pay for all such maintenance and repairs of the Premises. Notwithstanding the foregoing, it is hereby agreed that Landlord shall at its expense be obligated to make capital repairs and replacements to and maintain the structural elements of the Building, including without limitation, its roof, foundation and underground utilities and the driveways and parking lots servicing the Building, and to make capital repairs and replacements to and to maintain in good working order all electrical, plumbing, heating, ventilating, air-conditioning, fire prevention, telephone and sewage facilities (the "Essential Services") for the Building. In the event that any damage to Essential Service facilities is due to Tenant's negligence Tenant shall reimburse Landlord for Landlord's expenses in repairing such damage.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to repair, replace and maintain the equipment and utilities described in Sections 3.6, 3.7, 3.8 and 3.9 above.

     5.1.4. Payment for Tenant's Work. To pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Building and Land shall at all times be free of liens for labor and materials furnished to Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord. Notwithstanding the foregoing, Tenant shall have the right to contest any such costs and liens in good faith including without limitation the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law.

     5.1.5. Permits; Workmanship. To procure all necessary permits before undertaking such work described in Section 5.1.4 hereof; to do all of such work in a good and workmanlike manner, having first complied with the provisions of
Section 5.1.11 hereof, employing materials of good quality and complying with all governmental requirements; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

     5.1.6. Indemnity. To assume exclusive control of the Premises, and to defend, indemnify and save Landlord harmless with respect to all tort liabilities actually or allegedly incidental to the control or leasing thereof, and with respect to all injury, loss, claim or damage to or of any person or property alleged to have occurred while on the Premises, or alleged to have been caused by Tenant's early entry in accordance with Section 3.5, except to the extent arising from any act, omission, fault, negligence or other misconduct of Landlord or its contractors, employees, agents or representatives; and to defend, indemnify and save Landlord harmless from all injury, loss, claim or damage to or of any person or property anywhere alleged to be occasioned by any negligent omission or act of Tenant or its contractors, employees, agents or representatives, except to the extent arising from any act, omission, fault, negligence or other misconduct of Landlord or its contractors, employees, agents or representatives. Tenant's indemnification obligations hereunder shall include all reasonable attorney's fees and costs, incurred as a result thereof.

     5.1.7. Landlord's Right to Enter. To permit Landlord, its agents, contractors and representatives to enter the Premises at reasonable times to inspect or show the Premises to actual or prospective purchasers, mortgagees, investors and, during the last nine (9) months of the Term, users, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with at least one full business day's advance notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours, and will use reasonable efforts to minimize any disruption to the Tenant's business in the Premises caused by such work. Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that any disruption to or closing of Tenant's call and/or data centers may give rise to material liability, and Landlord, to the maximum extent possible, and only after consultation with Tenant, shall use best efforts in cooperation with Tenant, to avoid and minimize any such disruption or closing. Except to the extent provided for in Section 5.1.2 (if applicable), entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Except in case of emergency, Tenant shall be entitled to have a representative of Tenant accompany Landlord during any entry of the Premises made pursuant to this Section 5.1.8, but the foregoing shall not be construed to require any longer advance notice or other accommodations by Landlord beyond what is specifically required hereby.

     5.1.8. Personal Property at Tenant's Risk. That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant (collectively, "Tenant's Property") and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability for its own wrongful act or negligence or otherwise to the extent prohibited by law.

     5.1.9. Payment of Cost of Enforcement. Each party shall pay on demand the other's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of the other under this Lease or in curing any default by the other under this

Lease as provided herein, unless said obligation has not been satisfied due to a default or failure of an obligation by the party seeking payment.

     5.1.10. Yield Up. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all of its trade fixtures, machinery, equipment and personal property in the Premises and on the roof of the Building, to remove, unless designated by Landlord at the time of such installation that such could remain at the Premises upon expiration or termination, such other installations made by it as Landlord may request and all Tenant's signs wherever located, to repair the damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to remove any of the Alterations as used in the description of the Tenant's initial Fix Up Work attached as Exhibit F, any alterations, installations and improvements which are consistent with general office use of the Premises, any work described in
Section 3.9, and any wires, ducts or connections installed pursuant to Sections 3.6, 3.7 or 3.8. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy as set forth in Section 4.1 during the period after the expiration of the Term and prior to its performance of its obligations under this Section 5.1.10.

     5.1.11. Tenant's Improvements. Tenant shall not make any alterations, additions, improvements and/or renovations (all referred to hereinafter as "Alterations") to the Premises without first having obtained Landlord's written consent thereto, which consent shall not be unreasonably withheld or delayed; provided, however, any Alterations which are structural in nature or Alterations which might adversely affect the plumbing, heating, ventilating, air conditioning, elevator, mechanical, electrical or fire protection system, installations or fixtures ("Building Systems"), may be withheld by Landlord in its sole and absolute discretion. Any non-structural Alterations of less than $15,000 which do not affect the Building Systems may be made without obtaining Landlord's consent. Without limitation, Landlord shall not be deemed to be unreasonable for withholding approval of any Alterations which would require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase the cost of (a) insurance or (b) real estate taxes (unless in the case of (a) or (b) Tenant agrees to bear the cost thereof). At Landlord's election, as a condition to the granting of its consent to any Alteration, Landlord may require that, at the expiration or earlier termination of this Lease, Tenant remove any of such Alterations which would require unusual expense to readapt the Premises to normal office use at Tenant's sole cost and expense and restore the Premises to their condition existing prior to such Alteration. Notwithstanding anything to the contrary contained herein, Landlord approves, subject to the review and approval of plans and specifications, which approval shall not be unreasonably withheld, and subject to compliance with the balance of this section, (i) Tenant's Initial Fix Up Work described in Exhibit F, it being understood that Tenant may make changes thereto, subject to the approval rights of Landlord set forth herein, and (ii) the work described in Sections 3.6, 3.7, 3.8, and 3.9. All allowed Alterations shall be performed (i) at Tenant's sole cost and expense, (ii) in such a manner as to maintain harmonious labor relations, (iii) in a good and workmanlike manner and (iv) by contractors approved by Landlord, which approval may not be unreasonably withheld or delayed. Except for work done by or through Landlord, before Tenant's work is commenced, Tenant shall (a) secure all licenses and permits necessary therefor, and deliver copies thereof to Landlord,
(b) deliver to Landlord a statement of the estimated cost of all labor and material to be furnished by the approved contractors (or otherwise notify Landlord that the work will be fully paid for in a timely manner); (c) cause each contractor, including Tenant, if Tenant intends to perform its own work, to carry Worker's Compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than single combined limit of $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 during the performance of Tenant's Work; (d) provide Landlord and its mortgagees with copies of any such insurance policies naming Landlord, and any mortgagees of Landlord as additional insureds under such coverage (all such insurance to be written in companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors). The foregoing requirements shall not affect Tenant's other insurance obligations hereunder. All of Tenant's work and the actions of its contractors in connection therewith shall be performed in accordance with and shall comply with any and all applicable federal, state, regional county, municipal and other laws and regulations, including, without limitation, the ADA, as the same may be amended from time to time. Tenant covenants that Tenant will pay its contractors for all labor and materials utilized in the performance of such work, and will keep the Building and Land free of liens in accordance with Section 5.1.4. All work done by Tenant, its agents, employees or independent contractors shall be done in compliance with all applicable insurance requirements, and shall be consistent with the quality, character and aesthetics of the Building. Landlord may inspect such work at any time or times. Upon completion of its work, Tenant will provide Landlord with a copy of its Certificate of Occupancy if a new Certificate of Occupancy is required by governmental authorities in connection with such work.

     5.1.12. Landlord's Expenses Regarding Consents. To reimburse Landlord promptly on demand for all reasonable third party legal, architectural, engineering and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder related to any Alterations to the Premises proposed to be made by Tenant, other than in connection with Tenant's Initial Fix Up Work or work described in Sections 3.6, 3.7, 3.8, and 3.9.

     5.1.13. Rules and Regulations. To abide by, and to cause its agents, servants, contractors and invitees to abide by the rules and regulations attached hereto as Exhibit C, or such other reasonable rules and regulations of general applicability as Landlord may establish from time to time. In the event of any conflict between the terms of this Lease and such rules and regulations, the terms of this Lease shall obtain.

     5.1.14. Additional Services. To pay to Landlord a reasonable market rate charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any additional services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation by Tenant in the Premises of any unique or special materials, finish or equipment, Tenant shall pay to Landlord an amount equal to such increase in cost. All charges for additional services shall be due and payable within thirty (30) days of the date on which they are billed.

     5.2. Other Covenants. Tenant covenants at all times during the Term and such further time as Tenant occupies the Premises or any part thereof:

     5.2.1 Assignment, Subletting, etc.

     (a) Transfers. Except as expressly set forth below, Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) sublet any portion of the Premises,
(4) grant any license, concession, or other right of occupancy of any portion of the Premises, or (5) permit the use of the Premises by any party other than Tenant (any of the events listed in Section 5.2.1 (a)(1) through 5.2.1 (a)(5) being a "Transfer").

     (b) Consent Standards. Landlord shall not unreasonably withhold or delay (beyond a period of ten days) its consent to any assignment or subletting of the Premises, provided that the proposed transferee is creditworthy, has a reputation in the business community so as not to cause disruption in the operation of the Building, will use the Premises for the Permitted Use, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion. Failure of the Landlord to respond within such period of ten days shall be deemed approval of the assignment or subletting.

     (c) Request for Consent. If Tenant requests Landlord's consent to a Transfer, in order to commence the ten day review period described in subparagraph (b) above,

Tenant shall provide Landlord with a written description of all material terms and conditions of the proposed Transfer, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information reasonably required to determine the creditworthiness of a proposed transferee; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and business reputation. Tenant shall reimburse Landlord immediately upon request for its actual out-of-pocket expenses, including reasonable attorneys' fees not in excess of $750, incurred in connection with considering any request for consent to a Transfer. Tenant shall provide Landlord with a copy of the final documentation reflecting the subletting or assignment upon its execution and delivery.

     (d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferees shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If a default (beyond applicable grace periods) occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

     (e) Permitted Transfers. Notwithstanding Section 5.2.1(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

     (i) an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Tenant, but only for so long as such relationship continues to exist;

     (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, in an arms-length transaction, and so long as Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or

     (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's stock or assets in an arms-length transaction .

     Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use. At least 30 days after the effective date of any Permitted Transfer, Tenant shall furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Permitted Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfer. Any subsequent Transfer by a Permitted Transferee to any person other than a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny subject to the consent standards described in Section 5.2.1 (b) above).

     (f) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer attributable to the transfer of the real property interests related to this Lease less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, legal fees, tenant finish work, concessions, allowances and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

     5.2.2. Overloading, Nuisance, etc. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance or disturb other tenants, if any, in the Building; nor conduct any auction, fire, "going out of business" or bankruptcy sale.

     5.2.3. Hazardous Waste. Not to use any portion of the Premises for the use, generation, treatment, storage or disposal of "oil", "hazardous material", "hazardous waste", or "hazardous substances" (collectively, the "Materials"), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations, including, without limitation, Massachusetts General Laws, Chapters 21C and 21E (the

"Superfund and Hazardous Waste Laws"), (excluding storage and use of customary amounts of Materials commonly and lawfully stored and used in first-class office buildings) without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approvals by the Landlord or its mortgagees. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Materials in or about the Premises. In the event of any release of Materials by Tenant or Tenant's agents or invitees, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify and hold the Landlord harmless from and against all loss, costs, liability and damage, including reasonable attorneys' fees and the cost of litigation, arising from the presence or release of any Materials in or on the Premises.

     Landlord hereby represents that neither the Premises nor the Building nor the Land nor any portions thereof has been used for the use, generation, treatment, storage or disposal of Materials with the exception of storage and use of customary amounts of Materials commonly and lawfully stored and used in first-class office buildings and then only to the extent that the presence of the Materials is properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations. Tenant shall not be responsible for loss, costs, liability or damage arising from the presence or release of any Materials in or on the Premises, the Building or Land, or assessments or remediation of any actual or potential Materials, provided that the presence or release of such Materials was not caused by Tenant.

     5.2.4. Other Janitors. Landlord acknowledges that Tenant, at Tenant's sole expense, shall employ separate cleaning services to do janitorial work in the interior of the Premises. The identity of the Tenant's cleaning service shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord hereby approves New England Cleaning as Tenant's initial cleaning service. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

     5.2.5. Signs/Advertising. Except as set forth in Section 3.3, not to place any sign, symbol, advertisement or the like visible to public view on the exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building or the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VI

                                  Condemnation.

         6.1. Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

         6.2. Partial Taking - Tenant's Rights. If any part of the Building or Land becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date that is at least 180 days after the date of such Taking by giving written notice to Landlord within 30 days after it receives written notice from Landlord of such Taking or within 30 days after such 180-day period, and Rent shall be apportioned as of the date of such Taking, provided that in fact Tenant was prevented from so conducting business in the Premises for at least 180 days. Rent shall be abated on a proportionate basis as to that portion of the Premises rendered untenantable by the Taking from the date of such taking.

         6.3. Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a permanent Taking, or if Landlord is required to pay any of the proceeds received for a permanent Taking (other than a nonmaterial Taking such as a street widening) to Landlord's Mortgagee (as defined in Section 9.1), then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 6.2.

         6.4. Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal property and fixtures that Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have. If this Lease is not terminated as the result of a Taking, Landlord shall restore the Premises, Building, and improvements upon the Land to a condition as close as possible to their condition prior to such Taking.

                                   ARTICLE VII

                             Fire or Other Casualty

         7.1. Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 30 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

         7.2. Tenant's Rights. If any part of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 120 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 7.4) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a proportionate basis from the date of damage until the completion of the repair.

         7.3. Landlord's Rights. If a Casualty damages a material portion of the Premises or the Building, and (i) Landlord makes a good faith determination that restoring the Premises would be uneconomical, or (ii) such casualty resulted from an uninsurable loss event, or (iii) Landlord is required to pay a material portion of any insurance proceeds arising out of such Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Annual Fixed Rent and Additional Rent shall be abated as of the date of the Casualty.

         7.4. Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements that may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises. If the Premises are not substantially restored within 120 days after a Casualty (which 120 day period may be extended for up to 60 additional days due to force majeure events), until the Premises are so restored, Tenant shall have the right to terminate this Lease upon at least 30 days prior written notice.

                                  ARTICLE VIII

                                    Defaults

         8.1. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Lease: (a) Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent or Additional Rent hereunder when due and such default shall continue for ten (10) days after written notice from Landlord specifying such default (provided, however, that it shall be an Event of Default if (i) Tenant fails to make any payment of Annual Fixed Rent on or before the date when due if Landlord has during the twelve (12) month period immediately preceding such default, previously given two (2) or more notices to Tenant for non-payment of any Annual Fixed Rent, or (ii) Tenant fails to make any payment of Additional Rent on or before the date when due if Landlord has during the twelve (12) month period immediately preceding such default, previously given two (2) or more notices to Tenant for non-payment of any Additional Rent), or if, within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not cured the default or defaults so specified, or if such default or defaults are of a nature that Tenant cannot reasonably remedy the same within such thirty
(30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors outside of the ordinary course of Tenant's business, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, including said leasehold interest, and is not discharged or bonded-off within sixty (60) days after Tenant has actual notice thereof, or (e) if a petition is filed by Tenant or any guarantor of Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, (g) if Tenant shall default in the observance or performance of any of its obligations under Section 4.2.8, 5.1.2, 5.2.1, or 5.2.2, and within twenty (20) days after written notice from Landlord to Tenant, Tenant has not cured such default, or (h) if Tenant shall default in the observance or performance of its obligations under Sections 9.1 or 9.2 and such default continues for more than five (5) business days after written notice from Landlord, or (i) if Tenant shall default in the observance or performance of its obligations under Section 10.3 (which default shall not have the benefit of the notice and cure periods recited in either subparts (a), (g) or (h) of this
Section 8.1).

         8.2. Remedies. Upon an Event of Default, Landlord shall have the right with notice and/or demand to pursue any of its rights and remedies at Law or in equity, including any one of the following remedies:

         8.2.1 Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

         8.2.2 Terminate Tenant's right to possession of the Premises and, in compliance with applicable law, expel and remove Tenant, Tenant's property and any parties occupying all or any part of the Premises. Landlord shall use reasonable efforts to relet all or any part of the Premises, with notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

         8.2.3 In lieu of calculating damages under Sections 8.2.1 or 8.2.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the rate payable on U. S. Government obligations of approximately the same term, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

         8.2.4 Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

         8.3. Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease to the extent not inconsistent shall be cumulative, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law and to the extent not inconsistent with each other.

         8.4. Right to Cure Defaults. Landlord and Tenant may, but shall not be obligated to, cure, at any time, without notice, any default by the other party under this Lease after the expiration of any applicable grace period set forth herein for such default, and after reasonable notice to the other party, except in an emergency, in which event the non-defaulting party may act and provide such notice as shall be reasonable in the circumstances; and whenever the non-defaulting party so elects, all costs and expenses incurred by such non-defaulting party, including reasonable attorneys' fees, in curing a default shall be paid by the defaulting party on demand, together with interest thereon at 12% per annum from the date of payment by the non-defaulting party to the date of repayment by the defaulting party.

         8.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

         8.6. No Waiver, etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver is in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         8.7. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided, unless otherwise agreed to in writing by Landlord and Tenant.

                                   ARTICLE IX

                             Mortgages and Estoppels

     9.1. Subordination of Lease. Subject to execution, delivery and recording of a Recognition Agreement (defined below): this Lease is and shall be junior and subordinate to any mortgage now or hereafter constituting a lien upon the Building and Land, and, in addition, Tenant will on request at any time or from time to time by any holder of a mortgage on all or any portion of the Building and Land subordinate this Lease and all of Tenant's rights and estate hereunder to such mortgage and to any renewals, extensions, substitutions, refinancings, modifications or amendments thereof, or declare this Lease to be prior to such mortgage and to any renewals, extensions, substitutions, refinancings, modifications or amendments thereof, and agree with such holder that Tenant will attorn thereto in the event of foreclosure and that Tenant will not without the written consent of such holder amend this Lease or prepay any rental hereunder; Landlord shall obtain a written agreement from any such holder ("Landlord's Mortgagee"), in a commercially reasonable and customary form used by such holder, under which such holder recognizes and consents to this Lease and provides that, notwithstanding such mortgage or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting said mortgage, Tenant shall not be disturbed in peaceful enjoyment of the Premises nor shall this Lease be terminated or cancelled, nor shall the rights of Tenant hereunder be materially affected thereby, except in the event that the holder of the Landlord's interest shall have the right to terminate this Lease under the terms and provisions set forth herein (a "Recognition Agreement").

     9.2. Estoppel Certificates. Upon not less than ten (10) business days' prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications), (b) that to its knowledge Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges (or, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), (c) the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and (d) any other information known to Tenant regarding the Premises or this Lease reasonably requested by Landlord. Any such statement delivered pursuant to this Section 9.2 may be relied upon by Landlord and any actual or prospective purchaser or mortgagee of the Building, or any assignee thereof.

     9.3. Notice to Mortgagee. Upon receipt of a request by Landlord or any holder of a mortgage on all or any part of the Building, Tenant will thereafter simultaneously send any such holder copies of all notices of default or termination or both given by

Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure of Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty herein, any such holder may, at its election, within a reasonable period of time after its entry and possession, cure such failure or breach for and on behalf of Landlord and such cure shall, as to Tenant, be deemed to be performance, fulfillment or observance by Landlord hereunder. The provisions of this Section shall apply to any successor in interest of such holder.

     9.4. Collateral Assignment of Lease. With respect to any assignment by Landlord of either (i) the Landlord's interest in this Lease, or (ii) the Annual Fixed Rent, Additional Rent and other payments payable to Landlord hereunder, whether conditional in nature or otherwise, Tenant agrees:

           (a) that the execution thereof by Landlord and the acceptance thereof by the assignee shall not be deemed an assumption by such assignee of any of the obligations of Landlord hereunder, unless such assignee shall, by notice sent to Tenant, expressly otherwise elect; and

           (b) that, except as aforesaid, such assignee shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such assignee's mortgage or the taking of possession of the Building.

                                    ARTICLE X

                            Miscellaneous Provisions

     10.1. Notices from One Party to the Other. All notices required or permitted hereunder ("Notice") shall be in writing and shall be deemed duly served if and when mailed by registered or certified mail postage prepaid, or sent by a nationally recognized overnight courier service which provides evidence of delivery, addressed, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy to R. Jeffrey Knisley, Roberts, Carroll, Feldstein & Peirce Inc., 10 Weybosset Street, Providence, RI 02903, and if to Tenant at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, with a copy to William O'Reilly, Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. All notices shall be deemed given when received or when delivery is refused.

     10.2. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

     10.3. Lease Not To Be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver and record a Notice of Lease in form as permitted by applicable statute.

     10.4. Limitation of Liability. Tenant will not claim or attempt to enforce any right or remedy against any one or more of the employees, agents, officers, directors, partners, managers, parents, subsidiaries or affiliates of Landlord, arising out of, or in any way based upon this Lease or any act or omission by Landlord with respect to this Lease or all or any portion of the Premises or Building or Land, except to the extent expressly permitted by any written instrument signed by any one or more of the foregoing. Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Building and Land and the proceeds thereof for the satisfaction of any claim for the payment of money by the Landlord by reason of any default or breach by Landlord of any of the terms and provisions of this Lease to be performed, fulfilled or observed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies for any such default or breach.

     As used herein, "Landlord" shall mean the owner from time to time of Landlord's estate and property in the Building and the Land, and if such estate and property is sold or transferred, the seller or transferor shall thereupon be relieved of all obligations and liabilities hereunder thereafter arising or occurring, and the purchaser or transferee shall thereupon be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder thereafter arising or occurring or based on occurrences or situations thereafter arising or occurring, subject in any event to the provisions of this
Section 10.4. No owner of the Building or Land shall be liable under this Lease except for breaches of the Landlord's obligations occurring while owner of the Building or Land.

     Landlord specifically agrees to look solely to Tenant for recovery for any breach of Tenant's obligations under the Lease, it being specifically agreed that no officer, stockholder, transferable certificate holder, director, trustee or employee of Tenant or any parent, subsidiary or affiliate of Tenant shall be personally liable for any monetary obligation to Landlord except as set forth in a written instrument signed by any one or more of the foregoing.

     Except as specifically provided herein, neither party shall be liable to the other hereunder for indirect, consequential, special or similar damages.

     10.5. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control (other than the inability to fulfill monetary obligations when due hereunder) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay. The foregoing shall not, however, extend the time periods set forth in Section 3.4 or, except to the extent force majeur is specifically provided for therein, Section 7.4.

     10.6. Brokerage. Tenant and Landlord each warrant and represent to the other that each has dealt with no broker in connection with the consummation of this Lease except Landlord's Broker and Tenant's Broker named in Section 1.1 hereof. In the event of any brokerage claims against Landlord predicated on Tenant having dealt with any other broker, Tenant agrees to indemnify and hold Landlord harmless against any such claim, or expense, including reasonable legal fees. Likewise, in the event of any brokerage claims against Tenant predicated on Landlord having dealt with any other broker, Landlord agrees to indemnify and hold Tenant harmless against any such claim or expense, including reasonable legal fees. Landlord shall pay all fees, commissions and other payments due to Landlord's Broker and a previously negotiated fee to Tenant's Broker named in
Section 1.1 hereof.

     10.7. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively.

     10.8. No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

     10.9. No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

     10.10. Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

     10.11. Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

     10.12. Building Services and Utilities. Landlord shall provide building services comparable to those provided in like office buildings in the same general area. Without limiting the foregoing, Landlord shall provide the following Building Services (to be included as Operating Expenses, as applicable):

        1. Access to the Premises through a key card system to duly authorized and identified employees of Tenant 24 hours per day, seven days per week, 365 days per year.

        2. Necessary elevator facilities, except if such service must be stopped for replacements or repairs in the reasonable judgment of the Landlord.

        3. Heat, ventilation and air-conditioning to the Premises during Normal Business Hours (and after Normal Business Hours at Tenant's additional expense (Landlord's then-current commercially reasonable charge applied to all tenants of the Building)).

        4. Cleaning of the Building's common areas in accordance with the Building Cleaning Specifications attached to this Lease as Exhibit D and made a part hereof.

        5. Keep all roadways, walks and parking and loading areas reasonably free of snow and ice.

        6. Dedicating the space shown on Exhibit A-1 (approximately 1,757 of useable square feet of cafeteria seating space) for Building cafeteria purposes only at all times during the Term, even if at any particular time the cafeteria is not operational. Landlord shall endeavor and use best efforts to maintain an operational cafeteria at such space at all times during the term of this Lease, and to cause such cafeteria to be operated during normal breakfast and lunch hours; provided, however, Landlord shall not be obligated to subsidize the operations of any such operator except to the extent any such subsidy is payable by the tenants of the Building as an operating expense, it being understood that any agreement of Tenant to subsidize such operations shall not be implied hereby, and shall be evidenced only by a written agreement executed by Tenant in its sole discretion. Without limiting the foregoing, Landlord shall from time to time seek an experienced cafeteria operator to operate the cafeteria if, at any time, any existing cafeteria operator ceases operations. Landlord shall further provide access to vending machines in the Building's cafeteria 24 hours per day, 7 days per week.

         10.13. Electrical Service. Landlord shall furnish electrical energy required for (a) lighting the Premises, (b) operating Tenant's office equipment and other electrical appliances and equipment used in the Premises, and (c) operating the heat pump(s) supplying heat and cooling to the Premises. Tenant acknowledges that the electricity furnished by Landlord for the Building and Land shall be included as an Operating Expense, to the end that Tenant shall be responsible for payment of Tenant's pro rata share thereof (to be determined generally as Tenant's Percentage of the cost of providing electrical energy to the Building, as long as the Building is centrally metered, to the extent that Tenant's usage is not extraordinary).

         Landlord shall not be required to furnish electrical current for equipment that requires more than 120 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in this Section 10.13, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises that materially adversely affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty days after Landlord has delivered to Tenant an invoice therefor.

         10.14. Tenant and Landlord Representations. Tenant hereby represents that: (i) Tenant is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) Tenant is duly authorized to conduct business in, and is in good standing under the laws of the Commonwealth of Massachusetts; (iii) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; and (iv) the execution, delivery and performance by Tenant of this Lease (1) are within the powers of Tenant, and (2) have been duly authorized by all requisite action. Landlord hereby represents that: (i) Landlord is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) Landlord is duly authorized to conduct business in, and is in good standing under the laws of the Commonwealth of Massachusetts; (iii) Landlord has the authority to own its property and to carry on its business as contemplated under this Lease; and (iv) the execution, delivery and performance by Landlord of this Lease (1) are within the powers of Landlord, and (2) have been duly authorized by all requisite action.

         10.15 Option to Extend Lease Term. So long as this Lease is in effect, Tenant shall have the option (each such option, an "Option to Extend") to extend the term of the within Lease for two (2) terms of five (5) years each (each an "Extension Term"), commencing on the expiration date of the original Term of the Lease, said option terms to be on the same terms and conditions as the within Lease except that (i) the Lease shall contain no further options to extend and (ii) the Annual Fixed Rent during said Extension Terms shall be determined as set forth in Section 10.15.1 below. Each Option to Extend shall be exercised by the earlier of (x) a notice from Tenant to Landlord given at least nine (9) months before the end of the then-expiring Term, time being of the essence. Subject to the provisions set forth below in the next sentence of this
Section 10.15 and the provisions of Section 10.15.1 (g) hereof, upon the delivery of any such notice of exercise of any Option to Extend, the Term of this Lease shall be irrevocably extended for the applicable Extension Term. If
(i) Tenant does not timely exercise any Option to Extend, or (ii) at the time of Tenant's notice of exercise of any Option to Extend or at the time of commencement of any Extension Term, an Event of Default shall exist and be continuing, at Landlord's option, Tenant's Option to Extend the Term shall irrevocably lapse, Tenant shall have no further right to extend the Term, and this Lease shall expire at the end of the then-current Term. All references to the Term shall mean the initial Term as it may be extended by any Extension Term.

         10.15.1 Extension Rent.

         (a) The Annual Fixed Rent for any Extension Term shall be ninety-five percent (95%) of the Fair Market Rent (as defined below) for the Premises, determined as set forth below.

         (b) Not later than the later to occur of twenty (20) days after Tenant exercises its option or eight (8) months prior to the expiration of the Term, Landlord shall give notice (a "Valuation Notice") to Tenant stating and documenting Landlord's determination of annual Fair Market Rent for the Extension Term.

         (c) If Tenant disagrees with Landlord's determination, it shall, within twenty (20) days following the date Landlord gives its Valuation Notice, notify Landlord of and document Tenant's proposed determination of Fair Market Rent. If Tenant fails to give such notice within the twenty (20) day period, Tenant shall be irrevocably deemed to have accepted, and to be bound by, Landlord's determination of Fair Market Rent as set forth in the applicable Valuation Notice. If Tenant does disagree with Landlord's determination and gives timely notice of Tenant's proposed determination of Fair Market Rent within said twenty
(20) day period, and Landlord and Tenant cannot agree on the Fair Market Rent within ten (10) days after Tenant gives Landlord such Tenant's proposed determination, then the Fair Market Rent shall be determined by arbitration. Within ten (10) days after the expiration of such ten (10) day period described in the immediately preceding sentence, each party shall give notice to the other of a qualified disinterested real estate appraiser, with at least ten (10) years full-time experience in appraising of comparable commercial properties in the Boston metropolitan region (a "Real Estate Professional"), to determine the Fair Market Rent for the Premises. If either party shall fail to appoint a Real Estate Professional within such time period and such failure continues for five
(5) days after notice given to the failing party, the Real Estate Professional selected by the party who selects a Real Estate Professional shall select the second Real Estate Professional within five (5) days after the expiration of said five (5) day period. Within ten (10) days after designation of the second Real Estate Professional, both Real Estate Professionals shall agree upon and appoint a third Real Estate Professional, or, if they fail to do so, the American Arbitration Association, or successor organization shall appoint the third Real Estate Professional. Any and all Real Estate Professionals retained by either party hereto shall be unaffiliated with any party hereto. Each party shall pay its own costs for its Real Estate Professional.

         (d) Within ten (10) days after designation of the third Real Estate Professional, the first and second Real Estate Professionals shall simultaneously submit their respective determination of the Fair Market Rent to the third Real Estate Professional.

         (e) Within ten (10) days after the date of receipt of the determinations of the first two Real Estate Professionals of the Fair Market Rent, the third Real Estate Professional shall determine the Fair Market Rent for the Premises by the procedure described below and shall deliver to Landlord and Tenant his or her written decision, which shall be solely whether the figure proposed by the first Real Estate Professional or the second Real Estate Professional more accurately represents Fair Market Rent. Both parties may present evidence in accordance with reasonable procedures prescribed by such Real Estate Professional, and his or her fee shall be paid equally by the parties. The decision of such Real Estate Professional shall be binding on Landlord and Tenant, without right of appeal but subject to subparagraph (g) below.

         (f) As used herein, the term "Fair Market Rent" shall mean the annual base rent amount (i.e., excluding escalation and other charges) that a willing tenant would pay to lease the Premises in its then condition for the Extension Term in question under terms and conditions substantially the same as those of this Lease, with the Premises free and clear of this Lease and as though then available for single or multiple occupancies for general office use for comparable space (including the Building) in Framingham and Natick that is then permitted for the Premises under the terms of the Lease, and taking into account all relevant factors that a prudent landlord and a prudent tenant would take into account in establishing Annual Fixed Rent, but rent shall not be increased because of the presence of Tenant's call or data centers or any specialty items paid for by Tenant such as any installations or work performed pursuant to Sections 3.6, 3.7, 3.8 or 3.9.

         (g) Tenant shall have the right to nullify and make void its election to exercise its option to extend the Term (the "Extension Termination Right") subject to and on the terms hereafter set forth in this subparagraph (g). Tenant may exercise the Extension Termination Right only by notice given to Landlord on or before the later of (i) the date that is six (6) months prior to the expiration of the then-current Term, or (ii) the date that is seven (7) days after the date of determination of the Fair Market Rent as aforesaid (the "Outside Extension Termination Exercise Date"); provided, however, that if notice of the Extension Termination Right is given less than six (6) months prior to the expiration of the then-current Term, then such Term shall be automatically extended, without further action by either party, in order that the Term shall expire on the date being six (6) months from the date of such notice. If Tenant timely exercises its Extension Termination Right in accordance with the terms hereof, then (i) the notice of exercise of Tenant's Option to Extend shall be rendered null and void and of no further force or effect, and
(ii) the Term of this Lease shall expire on the date of expiration of the then-current Term. In no event shall the failure of the Real Estate Professionals to determine Fair Market Rent by the Outside Extension Termination Exercise Date, any event of force majeure, or any other circumstance extend the Outside Extension Termination Exercise Date.

         (h) Without limiting the provisions of the foregoing subparagraph (g), if there is a delay in determining Fair Market Rent for the applicable Extension Term under the foregoing provisions of this Section, then the Annual Fixed Rent for any Extension Term shall be payable by Tenant retroactively to the beginning of such Extension Term in question. Pending the determination of the Fair Market Rent during such delay, Tenant shall pay Annual Fixed Rent at the average rate determined by Landlord and Tenant to be the Fair Market Rent under the foregoing provisions of this Article. If such determination of Fair Market Rent exceeds the Annual Fixed Rent as finally determined hereunder, then Landlord shall credit the amount of such overpayment to future installments of Annual Fixed Rent due from Tenant during the Extension Term, and if such determination is less than the Annual Fixed Rent as finally determined hereunder, then Tenant shall pay the balance within ten (10) business days of such final determination.

         (i) The Annual Fixed Rent for any Extension Term as finally determined pursuant to the provisions of this Section 10.15 shall be binding upon the Landlord and Tenant, and within fifteen (15) days after written request of Landlord or Tenant, the parties shall execute a certificate confirming the Annual Fixed Rent for any applicable Extension Term; provided, however, that the failure to execute any such certificate shall not alter the binding nature of the determination of the Annual Fixed Rent for such Extension Term.

         10.16. Construction. The parties acknowledge and agree that this Lease shall not be construed more strictly against either party by virtue of the preparation of this Lease.

         10.17 Right of First Offer. Tenant shall have a right of first offer (as described below) to lease any available space in the Building (the "Offer Space"), so long as this Lease is in effect and Tenant is not in default hereunder beyond applicable notice and cure periods. Prior to offering or marketing any such space for lease, Landlord shall notify Tenant in writing of the rental rates, terms and conditions for tenancy of the Offer Space, which shall be based on then current market conditions; provided that, (a) if the remaining Term of this Lease is then greater than four (4) years, the term of such Lease offered to Tenant shall be coterminous with the Term of this Lease, and (b) if the remaining Term of this Lease is then less than four (4) years, the term of such Lease offered to Tenant shall be coterminous with the Term of this Lease only if (i) Tenant has an option to extend the Term of this Lease as provided in Section 10.15 above and (ii) Tenant irrevocably exercises its option to extend said Term by notice in writing to Landlord (in which event, the provisions of subparagraph (g) of Section 10.15 shall not apply). If Tenant desires to exercise such right of first offer, Tenant shall provide Landlord with Tenant's written notice to lease the Offer Space upon the same rates, terms and conditions as specified in Landlord's notice, no later than fifteen (15) days after receipt of Landlord's written offer. In the event Tenant fails to provide written notice of acceptance of Landlord's offer within fifteen (15) days of receipt of Landlord's written offer, such offer shall be deemed waived and of no further force and effect as to such space, provided that Landlord shall once again offer such space to Tenant in accordance with the above procedure if (a) it has not leased such space within 150 days of its initial offer or (ii) it proposes to enter into a lease of such space for an effective rental rate (after taking into account allowances, concessions, free rent and the like) which is less than 90% of the effective rental rate offered to Tenant.

      WITNESS the execution hereof under seal on the day and year first above written.

                                 LANDLORD:
                                 Clarks Hill, LLC

__________________________       By: /s/ Anthony J. DeLuca
                                    ----------------------
Witness                             Name: Anthony J. DeLuca
                                    Title: Manager

                                 TENANT:
                                 Lifeline Systems, Inc.


__________________________       By: /s/Dennis M. Hurley
                                    -------------------
Witness                             Name: Dennis M. Hurley
                                    Title: Senior Vice President of Finance and
                                    Treasurer

                                    EXHIBIT A

                                    PREMISES

                                   EXHIBIT A-1

                                 CAFETERIA SPACE

                                    EXHIBIT B

                        DEFINITION OF OPERATING EXPENSES

"Operating Expenses" means all actual costs of Landlord reasonably and necessarily incurred in owning, servicing, operating, managing, maintaining, and repairing the Building and Land, and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented and, to the extent not covered by any management fee, total wage and salary costs paid to and on account of all persons at the level of building manager and below engaged in the operation, maintenance, security, cleaning and repair of the Building and Land (but not the interior of the Premises), including social security, old age and unemployment taxes and normal and usual "fringe benefits"; (ii) building services (including the types of services provided to Tenant pursuant to Section 10.12 hereof) furnished to tenants of the Building at Landlord's expense and maintenance of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord or Landlord's managing agent; (iii) utilities consumed and similar expenses incurred in the operation and maintenance of the Building and Land including, without limitation, oil, gas, electricity (other than electricity consumed by other tenants in their premises to the extent such electricity usage is extraordinary and such other tenants are expressly responsible for payment on account of such excess electricity usage; meaning and intending that all other electricity consumed by other tenants and payable by such other tenants by way of reimbursement or as a portion of the normal operating expenses payable by such other tenants, shall be included in the Operating Expenses under this Lease), water, sewer and snow removal; (iv) casualty, liability, rent and other insurance; (v) operations, management, maintenance and repair costs in the nature of common area and common facilities costs, snow plowing and removal, grounds maintenance and the like; and (vii) management fees and/or administrative fees at market rate. All cleaning service, snow plowing, maintenance and other agreements shall be competitively bid by Landlord at least every three years. If Landlord, in its discretion reasonably exercised, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building or otherwise intended to reduce Landlord's Operating Expenses or to improve the quality of the operation of the Building or to comply with laws, first enacted after the Commencement Date, the cost of such item amortized over its useful life in accordance with generally accepted accounting principles shall be included in Landlord's Operating Expenses. Otherwise no capital items or expenditures are to be included in Operating Expenses. Operating Expenses shall not include any costs or expenses incurred by Landlord in leasing space in the Building, including advertising, leasing commissions, public relations expenses, and legal and accounting expenses related to lease negotiations, or in connection with the enforcement of any rights of Landlord or obligations of tenants under any tenant leases, costs of fix-up of tenant space, or any restricted items or utilities furnished to other tenants in the Building but not furnished to tenant hereunder. Operating Expenses shall not include ground rent; mortgage payments; depreciation; Landlord's costs with complying with Section 5.1.3 hereto; costs excluded pursuant to the last sentence of Section 5.2.3.; cleaning of any part of the Building other than the common areas; costs incurred in connection with the sale, financing or refinancing of the Building; the cost of repairs or other work following a casualty or condemnation; the cost of special services rendered to tenants (including Tenant) for which a special charge is made; services for repairs, maintenance and replacements; amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation in their capacity as an executive of Landlord; any costs which are above arm's-length market prices for goods or services; legal fees incurred in connection with the day to day management of the Building, including, without limitation, that are personal to Landlord's corporate, limited liability company or partnership status; interest or penalties arising by reason of Landlord's failure to timely pay any Operating Expenses, Tax Expenses or any other amount except to the extent attributable to Tenant's failure to timely pay Operating Costs, Tax Expenses or other payments on account thereof; costs incurred to encapsulate, remove or remedy any Materials (as defined in Section 5.2.3); or title insurance or automobile insurance.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by Tenant shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building without prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to the Landlord, using reasonable judgment.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules, without the prior written consent of Landlord.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

6. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system without Landlord's permission, which shall not be unreasonably withheld as provided in Section 5.1.11.

7. No vehicles or animals (except seeing eye dogs), birds or pets of any kind shall be brought into or kept in or about the Premises. Tenant shall not cause or permit any unusual or objectionable odors or noises to be produced upon or permeate from the Premises.

8. The Premises shall not be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property or any kind of auction.

9. Tenant shall not make, nor permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way.

10. No inflammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon the Premises, except for typical office supplies.

11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may reasonably determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

14. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

15. No plumbing or electrical fixtures shall be installed by Tenant, except as otherwise permitted in the Lease.

16. There shall not be used in any space of the Building, either by Tenant or by jobbers or others, in the deliver or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

17. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where Tenant elects not to provide removable plates in its carpet for access into the underfloor duct system, it shall be Tenant's responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

18. Mats, trash or other objects shall not be placed in the corridors.

19. Drapes installed by Tenant which are visible from the exterior of the building must be approved by Landlord in writing and be cleaned by Tenant.

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                                    EXHIBIT D

                             Cleaning Specifications

                                 One Clarks Hill
                                 Framingham, MA

                            Nightly Cleaning Services

Lobby

          1. Clean entry door and all related entry glass
          2. Sweep and wash tile floor
          3. Vacuum all carpets and entry mats
          4. Wipe down all common area furniture and horizontal surfaces
          5. Polish furniture and vacuum or brush upholstered furniture


Corridors

          1. Vacuum carpets
          2. Brush upholstered furniture
          3. Spot clean carpets as needed

Drinking Fountains

          1. Clean and sanitize all fountains

Elevators

          1. Wipe down walls and doors
          2. Wipe down all switches and buttons
          3. Clean and polish tracks
          4. Clean or vacuum floors

Restrooms

          1. Clean and disinfect all fixtures, floors, walls, partitions, dispensers and counters
          2. Empty all trash and replace liners
          3. Replenish all paper products
          4. Polish mirrors and all bright work

          5. Sweep and mop floors, nightly
          6. Remove fingerprints and smudges from walls, doors and light switches

                            Weekly Cleaning Services

Elevators

          1. Clean ceilings and grills

All Tile Floors

          1. Spray buff

                             Other Cleaning Services

Lobby

          1. Machine scrub tile floor as needed

Office Areas and Conference Rooms

          1. Wash trash receptacles inside and out semi-annually

Restrooms

          1. Machine scrub floors semi-annually

Windows

          1. Clean windows inside and outside twice annually, or as needed

                                    EXHIBIT E

                                 LANDLORD'S WORK

                                    EXHIBIT F

                          TENANT'S INITIAL FIX-UP WORK

                                    EXHIBIT G

                              BUILDING COMMON AREAS

                                      -54-